Exhibit 99.1

Compass Diversified Reports Third Quarter 2024 Financial Results

Westport, Conn., October 30, 2024 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended September 30, 2024.
“Despite a dynamic macroeconomic environment, we had another great quarter,” said Elias Sabo, CEO of Compass Diversified. “Our differentiated business model and strong operating companies position us to create long-term value for all stakeholders. In the third quarter, we saw double-digit sales growth driven by continued demand in our Branded Consumer businesses. Our Industrial businesses are stabilizing and delivered low single-digit growth in the quarter. Given our momentum, we are raising our 2024 outlook and believe we are well positioned for growth in 2025 and beyond.”
Third Quarter 2024 Financial Summary vs. Same Year-Ago Period (where applicable)
•Net sales up 11.8% to $582.6 million and up 6.6% on a pro forma basis.
•Branded Consumer net sales up 9.2% on a pro forma basis to $399.2 million.
•Industrial net sales up 1.2% to $183.4 million.
•Income from continuing operations of $31.5 million vs. loss from continuing operations of $14.0 million.
•Net income of $31.5 million vs. net loss of $3.8 million.
•Adjusted Earnings, a non-GAAP financial measure, up 65% to $48.7 million vs. $29.6 million.
•Adjusted EBITDA, a non-GAAP financial measure, was up 28% to $114.0 million vs. $89.0 million.
Recent Business Highlights
•On October 24, 2024, CODI paid a third quarter 2024 cash distribution of $0.25 per share on its common shares.
•On October 16, 2024, CODI announced a $100 million share repurchase program through December 31, 2024, subject to extension by the Company’s board.
•On October 1, 2024, Altor Solutions, a subsidiary of CODI and a leading designer and manufacturer of custom protective and cold-chain packaging solutions for the industrial and life sciences markets, completed the acquisition of Lifoam Industries, a manufacturer and distributor of temperature-controlled shipping solutions.
•On August 26, 2024, CODI announced the appointment of Stephen Keller as Chief Financial Officer.
Third Quarter 2024 Financial Results
Net sales in the third quarter of 2024 were $582.6 million, up 11.8% compared to $521.1 million in the third quarter of 2023. This was driven by the Company’s acquisition of The Honey Pot Co. in January 2024 and continued strong sales growth at Lugano and BOA. On a pro forma basis, assuming CODI had acquired The Honey Pot Co. on January 1, 2023, net sales were up 6.6%.

On a pro forma basis, Branded Consumer net sales increased 9.2% to $399.2 million compared to the third quarter of 2023.

Industrial net sales increased 1.2% to $183.4 million compared to the third quarter of 2023.
Operating income for the third quarter of 2024 was $70.3 million compared to $17.4 million in the third quarter of 2023. Operating income in the third quarter of 2024 reflected higher gross profit at the Company’s Branded Consumer businesses, offset by increased SG&A and amortization expense from the acquisition of The Honey Pot Co. in the first quarter of 2024.
Income from continuing operations in the third quarter of 2024 was $31.5 million compared to a loss from continuing operations of $14.0 million in the third quarter of 2023, primarily driven by strong growth at Lugano and BOA and the Company's acquisition of The Honey Pot Co. in January 2024. In the prior year, the Company recognized an impairment charge of $32.6 million at Velocity that drove the loss in the third quarter.
Net income in the third quarter of 2024 was $31.5 million compared to a net loss of $3.8 million in the third quarter of 2023.
Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the third quarter of 2024 increased 65% to $48.7 million compared to $29.6 million a year ago. CODI's weighted average number of shares outstanding in the third quarter of 2024 was 75.65 million compared to 71.88 million in the prior year third quarter.
Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) in the third quarter of 2024 was $114.0 million, up 28% compared to $89.0 million in the third quarter of 2023. The increase was primarily due to strong results at Lugano and BOA, and the addition of The Honey Pot Co. in the first quarter of 2024. Management fees incurred during the third quarter were $18.8 million.
Liquidity and Capital Resources
As of September 30, 2024, CODI had approximately $71.9 million in cash and cash equivalents, $110 million outstanding on its revolver, $377.5 million outstanding in term loans, $1 billion outstanding in 5.250% Senior Notes due 2029 and $300 million outstanding in 5.000% Senior Notes due 2032.
As of September 30, 2024, the Company had no significant debt maturities until 2027 and had net borrowing availability of approximately $486.6 million under its revolving credit facility.
Third Quarter 2024 Distributions
On October 3, 2024, CODI’s board of directors declared a third quarter distribution of $0.25 per share on the Company's common shares. The cash distribution was paid on October 24, 2024, to all holders of record of common shares as of October 17, 2024.
The board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, July 30, 2024, up to, but excluding, October 30, 2024. The distribution for such period was payable on October 30, 2024, to all holders of record of Series A Preferred Shares as of October 15, 2024.
The board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, July 30, 2024, up to, but excluding, October 30, 2024. The distribution for such period was payable on October 30, 2024, to all holders of record of Series B Preferred Shares as of October 15, 2024.

The board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, July 30, 2024, up to, but excluding, October 30, 2024. The distribution for such period was payable on October 30, 2024, to all holders of record of Series C Preferred Shares as of October 15, 2024.
2024 Outlook
As a result of CODI’s strong financial performance in the third quarter, the Company is raising its Adjusted EBITDA and Adjusted Earnings outlook (see “Note Regarding Use of Non-GAAP Financial Measures” below). For the full year 2024, CODI now expects consolidated pro-forma subsidiary Adjusted EBITDA of between $510 million and $525 million. This is inclusive of The Honey Pot Co. as if it was owned from January 1, 2024.
Of this range, CODI now expects its Branded Consumer vertical to deliver between $390 million to $400 million and its Industrial vertical to deliver between $120 million to $125 million. These estimates are based on the summation of the Company’s expectations for its current subsidiaries in 2024, absent additional acquisitions or divestitures, and excludes corporate expenses such as interest expense, management fees paid by CODI and corporate overhead.
CODI expects to earn Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below), which includes management fees and corporate expenses, of between $420 million and $435 million for the full year 2024. Adjusted EBITDA only includes results from The Honey Pot Co. from the date of acquisition.
The Company further expects Adjusted Earnings to be between $155 million and $165 million (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the full year 2024.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, CODI has not reconciled 2024 subsidiary Adjusted EBITDA, 2024 Adjusted EBITDA or 2024 Adjusted Earnings to their comparable GAAP measure because it does not provide guidance on Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, CODI is unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call
In conjunction with this announcement, CODI will host a conference call on October 30, 2024, at 5:00 p.m. E.T. / 2:00 p.m. PT with the Company’s Chief Executive Officer, Elias Sabo, the Company’s Chief Financial Officer, Stephen Keller, and Pat Maciariello the Chief Operating Officer of Compass Group Management. A live webcast of the call will be available on the Investor Relations section of CODI’s website. To access the call by phone, please go to this link (registration link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call 15 minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time on the Company’s website.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Earnings are non-GAAP measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Income (Loss) from Continuing Operations and Adjusted Earnings to Net Income (Loss) on the attached schedules. We consider Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted Earnings. We believe that Adjusted EBITDA and Adjusted Earnings provides useful information to investors and reflect important financial measures as each excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss) and Income (Loss) from Continuing Operations, Adjusted Earnings and Adjusted EBITDA, respectively, are each limited in that they do not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. The presentation of Adjusted Earnings provides insight into our operating results.
Pro forma net sales is defined as net sales including the historical net sales relating to the pre-acquisition periods of The Honey Pot Co., assuming that the Company acquired The Honey Pot Co. on January 1, 2023. We have reconciled pro forma net sales to net sales, the most directly comparable GAAP financial measure, on the attached schedules. We believe that pro forma net sales is useful information for investors as it provides a better understanding of sales performance, and relative changes thereto, on a comparable basis. Pro forma net sales is not necessarily indicative of what the actual results would have been if the acquisition had in fact occurred on the date or for the periods indicated nor does it purport to project net sales for any future periods or as of any date.
Adjusted EBITDA, Adjusted Earnings and pro forma net sales are not meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.
About Compass Diversified
Since its IPO in 2006, CODI has consistently executed its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment, and accountability. For more information, please visit compassdiversified.com.

Forward Looking Statements
Certain statements in this press release may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to our future performance or liquidity, such as expectations regarding our results of operations and financial condition, our 2024 Subsidiary Adjusted EBITDA, our 2024 Adjusted EBITDA, our 2024 Adjusted Earnings, our pending acquisitions and divestitures, and other statements with regard to the future performance of CODI. We may use words such as “plans,” “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment, including changes in inflation and interest rates; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, war, natural disasters or social, civil and political unrest; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); environmental risks affecting the business or operations of our subsidiaries; disruption in the global supply chain, labor shortages and high labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we may make; the ability to successfully complete when we’ve executed divestitures agreements; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com

Gateway Group
Cody Slach
949.574.3860
CODI@gateway-grp.com

Media Relations
Compass Diversified
mediainquiry@compassdiversified.com

The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
(in thousands)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$71,948	$450,477
Accounts receivable, net	412,688	318,241
Inventories, net	939,361	740,387
Prepaid expenses and other current assets	100,550	94,715
Total current assets	1,524,547	1,603,820
Property, plant and equipment, net	186,555	192,562
Goodwill	1,004,084	901,428
Intangible assets, net	1,062,425	923,905
Other non-current assets	183,803	195,266
Total assets	$3,961,414	$3,816,981

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$293,267	$250,868
Due to related party	18,116	16,025
Current portion, long-term debt	12,500	10,000
Other current liabilities	37,337	35,465
Total current liabilities	361,220	312,358
Deferred income taxes	135,777	120,131
Long-term debt	1,763,687	1,661,879
Other non-current liabilities	198,849	203,232
Total liabilities	2,459,533	2,297,600
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,236,965	1,326,750
Noncontrolling interest	264,916	192,631
Total stockholders' equity	1,501,881	1,519,381
Total liabilities and stockholders’ equity	$3,961,414	$3,816,981

Compass Diversified Holdings
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Net sales	$582,623	$521,065	$1,649,508	$1,491,887
Cost of sales	308,045	295,754	873,989	844,871
Gross profit	274,578	225,311	775,519	647,016
Operating expenses:
Selling, general and administrative expense	158,754	132,944	460,914	396,963
Management fees	18,758	18,471	55,689	51,536
Amortization expense	26,798	23,955	80,547	71,906
Impairment expense	—	32,568	8,182	32,568
Operating income	70,268	17,373	170,187	94,043
Other income (expense):
Interest expense, net	(27,358)	(27,560)	(77,494)	(80,353)
Amortization of debt issuance costs	(1,005)	(1,005)	(3,014)	(3,034)
Gain (loss) on sale of Crosman	388	—	(24,218)	—
Other income (expense), net	(78)	1,045	(4,327)	2,100
Net income (loss) from continuing operations before income taxes	42,215	(10,147)	61,134	12,756
Provision for income taxes	10,754	3,837	40,960	15,077
Income (loss) from continuing operations	31,461	(13,984)	20,174	(2,321)
Income from discontinued operations, net of income tax	—	8,950	—	21,790
Gain on sale of discontinued operations	—	1,274	3,345	103,495
Net income (loss)	31,461	(3,760)	23,519	122,964
Less: Net income from continuing operations attributable to noncontrolling interest	9,397	5,721	22,632	13,390
Less: Net income from discontinued operations attributable to noncontrolling interest	—	673	—	725
Net income (loss) attributable to Holdings	$22,064	$(10,154)	$887	$108,849

Amounts attributable to Holdings
Income (loss) from continuing operations	$22,064	$(19,705)	$(2,458)	$(15,711)
Income from discontinued operations	—	8,277	—	21,065
Gain on sale of discontinued operations, net of income tax	—	1,274	3,345	103,495
Net income (loss) attributable to Holdings	$22,064	$(10,154)	$887	$108,849

Basic income (loss) per common share attributable to Holdings
Continuing operations	$0.08	$(0.45)	$(1.18)	$(1.00)
Discontinued operations	—	0.12	0.04	1.69
	$0.08	$(0.33)	$(1.14)	$0.69

Basic weighted average number of common shares outstanding	75,645	71,881	75,437	71,996

Cash distributions declared per Trust common share	$0.25	$0.25	$0.75	$0.75

Compass Diversified Holdings
Net Income (Loss) to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income (loss)	$31,461	$(3,760)	$23,519	$122,964
Income from discontinued operations, net of tax	—	8,950	—	21,790
Gain on sale of discontinued operations, net of tax	—	1,274	3,345	103,495
Net income (loss) from continuing operations	$31,461	$(13,984)	$20,174	$(2,321)
Less: income from continuing operations attributable to noncontrolling interest	9,397	5,721	22,632	13,390
Net income (loss) attributable to Holdings - continuing operations	$22,064	$(19,705)	$(2,458)	$(15,711)
Adjustments:
Distributions paid - preferred shares	(6,345)	(6,045)	(18,491)	(18,136)
Amortization expense - intangibles and inventory step up	26,798	23,956	84,553	73,081
Impairment expense	—	32,568	8,182	32,568
Tax effect - impairment expense	—	(4,308)	—	(4,308)
(Gain) loss on sale of Crosman	(388)	—	24,218	—
Tax effect - loss on sale of Crosman	—	—	7,254	—
Stock compensation	4,769	2,750	13,026	7,598
Acquisition expenses	—	—	3,479	—
Integration services fee	875	—	1,750	2,375
Other	963	349	1,368	1,129
Adjusted Earnings	$48,736	$29,565	$122,881	$78,596
Plus (less):
Depreciation expense	10,366	11,994	31,763	35,255
Income tax provision	10,754	3,837	40,960	15,077
Interest expense	27,357	27,560	77,494	80,353
Amortization of debt issuance costs	1,005	1,005	3,014	3,034
Tax effect - loss on sale of Crosman		—	(7,254)	—
Income from continuing operations attributable to noncontrolling interest	9,397	5,721	22,632	13,390
Distributions paid - preferred shares	6,345	6,045	18,491	18,136
Other (income) expense	79	(1,045)	4,327	(2,100)
Adjusted EBITDA	$114,039	$88,990	$314,308	$246,049

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended September 30, 2024
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	PrimaLoft	THP	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(8,715)	$9,737	$3,902	$(3,229)	$24,272	$(4,273)	$(160)	$1,831	$2,682	$2,260	$3,154	$31,461
Adjusted for:
Provision (benefit) for income taxes	—	1,782	1,451	136	8,342	(2,315)	(20)	(2,223)	1,466	1,196	939	10,754
Interest expense, net	27,238	(2)	(4)	—	—	(10)	(3)	(1)	—	139	—	27,357
Intercompany interest	(41,375)	3,334	4,925	2,116	15,080	4,480	2,907	2,038	1,735	1,816	2,944	—
Depreciation and amortization	118	5,617	5,402	2,053	2,699	5,337	4,166	1,397	4,080	2,340	4,960	38,169
EBITDA	(22,734)	20,468	15,676	1,076	50,393	3,219	6,890	3,042	9,963	7,751	11,997	107,741
Other (income) expense	—	13	(110)	17	(68)	1	25	(164)	58	—	(81)	(309)
Noncontrolling shareholder compensation	—	544	1,504	232	459	828	540	186	237	4	235	4,769
Integration services fee	—	—	—	—	—	—	875	—	—	—	—	875
Other	—	—	—	—	—	—	—	—	—	880	83	963
Adjusted EBITDA	$(22,734)	$21,025	$17,070	$1,325	$50,784	$4,048	$8,330	$3,064	$10,258	$8,635	$12,234	$114,039

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended September 30, 2023
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	PrimaLoft	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(13,750)	$5,834	$4,257	$(261)	$14,584	$(4,893)	$(28,881)	$5,042	$2,103	$1,981	$(13,984)
Adjusted for:
Provision (benefit) for income taxes	—	1,920	865	(620)	4,210	(2,566)	(2,951)	1,460	876	643	3,837
Interest expense, net	27,525	(2)	(4)	—	—	(3)	38	—	6	—	27,560
Intercompany interest	(34,708)	5,477	1,571	2,144	8,930	4,635	3,633	2,549	1,706	4,063	—
Depreciation and amortization	380	6,573	5,930	2,033	2,081	5,361	3,272	4,215	2,126	4,984	36,955
EBITDA	(20,553)	19,802	12,619	3,296	29,805	2,534	(24,889)	13,266	6,817	11,671	54,368
Other (income) expense	—	98	(63)	—	71	(9)	(425)	(362)	8	(363)	(1,045)
Noncontrolling shareholder compensation	—	258	736	312	472	262	228	234	8	240	2,750
Impairment expense	—	—	—	—	—	—	32,568	—	—	—	32,568
Other	—	—	—	—	—	—	—	—	—	349	349
Adjusted EBITDA	$(20,553)	$20,158	$13,292	$3,608	$30,348	$2,787	$7,482	$13,138	$6,833	$11,897	$88,990

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Nine Months Ended September 30, 2024
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	PrimaLoft	THP	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(21,151)	$18,594	$16,248	$(6,337)	$59,257	$(5,261)	$(7,764)	$(53,368)	$6,076	$6,169	$7,711	$20,174
Adjusted for:
Provision (benefit) for income taxes	—	4,792	3,920	516	20,010	(1,731)	(2,589)	7,074	3,192	3,182	2,594	40,960
Interest expense, net	77,280	(3)	(16)	—	3	(15)	(28)	53	—	220	—	77,494
Intercompany interest	(122,209)	10,114	15,716	6,364	40,417	13,526	7,827	7,620	5,612	5,313	9,700	—
Depreciation and amortization	552	17,198	16,251	6,427	7,571	15,987	14,811	6,679	12,250	6,754	14,850	119,330
EBITDA	(65,528)	50,695	52,119	6,970	127,258	22,506	12,257	(31,942)	27,130	21,638	34,855	257,958
Other (income) expense	462	86	22	12	(61)	5	(5)	25,734	2,722	(9)	(423)	28,545
Non-controlling shareholder compensation	—	1,630	4,352	738	1,662	1,823	1,157	556	741	13	354	13,026
Impairment expense	—	—	—	—	—	—	—	8,182	—	—	—	8,182
Acquisition expenses	—	—	—	—	—	—	3,479	—	—	—	—	3,479
Integration services fee	—	—	—	—	—	—	1,750	—	—	—	—	1,750
Other	—	—	—	—	—	—	90	—	—	880	398	1,368
Adjusted EBITDA	$(65,066)	$52,411	$56,493	$7,720	$128,859	$24,334	$18,728	$2,530	$30,593	$22,522	$35,184	$314,308

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Nine Months Ended September 30, 2023
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	PrimaLoft	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(40,914)	$11,850	$15,151	$(1,114)	$31,468	$(5,500)	$(36,862)	$12,244	$6,911	$4,445	$(2,321)
Adjusted for:
Provision (benefit) for income taxes	—	3,990	2,224	(1,272)	10,295	(3,125)	(5,905)	4,094	3,264	1,512	15,077
Interest expense, net	80,123	(4)	(9)	—	4	(9)	232	—	16	—	80,353
Intercompany interest	(99,433)	15,698	5,032	6,484	22,660	13,343	10,070	8,183	5,078	12,885	—
Depreciation and amortization	1,056	19,866	17,436	6,112	6,971	16,084	10,023	12,558	6,248	15,016	111,370
EBITDA	(59,168)	51,400	39,834	10,210	71,398	20,793	(22,442)	37,079	21,517	33,858	204,479
Other (income) expense	(128)	(103)	117	29	(5)	130	(1,179)	201	(1)	(1,161)	(2,100)
Non-controlling shareholder compensation	—	988	2,069	936	1,312	219	686	800	26	562	7,598
Impairment expense	—	—	—	—	—	—	32,568	—	—	—	32,568
Integration services fee	—	—	—	—	—	2,375	—	—	—	—	2,375
Other	—	—	—	—	—	—	—	—	—	1,129	1,129
Adjusted EBITDA	$(59,296)	$52,285	$42,020	$11,175	$72,705	$23,517	$9,633	$38,080	$21,542	$34,388	$246,049

Compass Diversified Holdings
Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023

Branded Consumer
5.11	$21,025	$20,158	$52,411	$52,285
BOA	17,070	13,292	56,493	42,020
Ergobaby	1,325	3,608	7,720	11,175
Lugano	50,784	30,348	128,859	72,705
PrimaLoft	4,048	2,787	24,334	23,517
The Honey Pot Co. (1)	8,330	—	18,728	—
Velocity Outdoor	3,064	7,482	2,530	9,633
Total Branded Consumer	$105,646	$77,675	$291,075	$211,335

Niche Industrial
Altor Solutions	10,258	13,138	30,593	38,080
Arnold Magnetics	8,635	6,833	22,522	21,542
Sterno	12,234	11,897	35,184	34,388
Total Niche Industrial	$31,127	$31,868	$88,299	$94,010
Corporate expense	(22,734)	(20,553)	(65,066)	(59,296)
Total Adjusted EBITDA	$114,039	$88,990	$314,308	$246,049

(1)
The above results for The Honey Pot Co. do not include management's estimate of Adjusted EBITDA, before the Company's ownership of $3.9 million for the nine months ended September 30, 2024, and $5.1 million and $20.9 million, respectively, for the three and nine months ended September 30, 2023. The Honey Pot Co. was acquired on January 31, 2024.

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023

Net Sales	$582,623	$521,065	$1,649,508	$1,491,887
Acquisitions (1)	—	25,560	10,671	82,447
Pro Forma Net Sales	$582,623	$546,625	$1,660,179	$1,574,334
(1) Acquisitions reflects the net sales for The Honey Pot Co. on a pro forma basis as if the Company had acquired The Honey Pot Co. on January 1, 2023.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023

Branded Consumer
5.11	$139,218	$135,213	$387,393	$385,695
BOA	45,607	37,281	142,670	113,390
Ergobaby	21,755	23,218	71,530	71,785
Lugano	118,584	78,735	320,981	203,571
PrimaLoft	13,686	10,930	61,518	57,619
The Honey Pot (1)	31,545	25,560	86,563	82,447
Velocity Outdoor	28,809	54,469	77,419	126,348
Total Branded Consumer	$399,204	$365,406	$1,148,074	$1,040,855

Niche Industrial
Altor Solutions	52,129	59,215	157,746	181,613
Arnold Magnetics	46,103	41,819	130,545	122,047
Sterno	85,187	80,185	223,814	229,819
Total Niche Industrial	$183,419	$181,219	$512,105	$533,479

Total Subsidiary Net Sales	$582,623	$546,625	$1,660,179	$1,574,334
(1) Net sales for The Honey Pot Co. are pro forma as if the Company had acquired this business on January 1, 2023.

Compass Diversified Holdings
Condensed Consolidated Cash Flows
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023

Net cash provided by (used in) operating activities	$(29,227)	$19,713	$(77,610)	$56,952
Net cash provided by (used in) investing activities	(16,177)	(13,538)	(352,251)	104,291
Net cash provided by (used in) financing activities	47,516	(8,308)	50,882	(157,927)
Foreign currency impact on cash	1,466	(484)	449	150
Net increase (decrease) in cash and cash equivalents	3,578	(2,617)	(378,530)	3,466
Cash and cash equivalents - beginning of the period(1)	68,370	67,354	450,478	61,271
Cash and cash equivalents - end of the period(2)	$71,948	$64,737	$71,948	$64,737

(1) Includes cash from discontinued operations of $4.7 million at January 1, 2023.
(2) Includes cash from discontinued operations of $0.1 million at September 30, 2023.

Compass Diversified Holding
Selected Financial Data - Cash Flows
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023

Changes in operating assets and liabilities	$(99,778)	$(36,806)	$(253,902)	$(128,920)
Purchases of property and equipment	$(15,588)	$(9,933)	$(34,507)	$(38,537)
Distributions paid - common shares	$(18,913)	$(17,974)	$(56,577)	$(54,012)
Distributions paid - preferred shares	$(6,345)	$(6,045)	$(18,491)	$(18,136)